                                                                      EXHIBIT 12

                            DUKE CAPITAL CORPORATION

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)

                                Nine Months Ended          Twelve Months Ended December 31,
                                 September 30,
                              -------------------   ------------------------------------------------
                                1999       1998       1998     1997(1)   1996(1)   1995(1)   1994(1)
                              --------   --------   --------  --------  --------  --------  --------
Earnings Before Income
 Taxes..................       $  521     $  578     $  829    $ 637     $ 651     $ 572     $ 448
Fixed Charges...........          230        195        258      235       254       264       263
                               -------    -------    -------   -----     -----     -----     -----
    Total...............       $  751     $  773     $1,087    $ 872     $ 905     $ 836     $ 711
                               =======    =======    =======   =====     =====     =====     =====
Fixed Charges
 Interest on debt.......       $  225     $  189     $  251    $ 224     $ 238     $ 253     $ 253
 Interest component of
  rentals...............            5          6          7       11        16        11        10
                               -------    -------    -------   -----     -----     -----     -----
    Fixed Charges.......       $  230     $  195     $  258    $ 235     $ 254     $ 264     $ 263
                               =======    =======    =======   =====     =====     =====     =====
Ratio of Earnings to
 Fixed Charges..........          3.3        4.0       4.2       3.7       3.6       3.2       2.7

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(1) Financial information reflects accounting for the combination with PanEnergy
Corp on June 30, 1997 similar to a pooling of interests. As a result, the financial information gives effect to the combination as if it had occurred as of January 1, 1994.